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                                                                    Exhibit 23.2


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 2002 included in Warren Bancorp, Inc.'s Form 10-K for the year ended December 31, 2001.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 14, 2002